Exhibit 99.1

Investor Contact:	Corporate Contact:	Media Contact:
Doug Sherk / Jenifer Kirtland	Steve Martin	Amber Winans
415-896-6820	858-795-7525	858-795-7584
jkirtland@evcgroup.com	IR@bakbone.com	amber.winans@bakbone.com

BakBone Announces Preliminary Bookings of $13.6 Million for Q1 2010

Schedules Earnings Date and Conference Call for Fiscal 1Q 2010 Results;

Files 8-K/A with Historical Financial Statements Associated with Recent Acquisition and Pro Forma Results

SAN DIEGO, Calif. — July 27, 2009 — BakBone Software Incorporated (BKBO.OB), a leading provider of Universal Data Management solutions, today announced that preliminary bookings* for its fiscal first quarter of 2010, which ended June 30, 2009, totaled $13.6 million. The Company also announced it will release its financial results for its fiscal first quarter of 2010 on August 13, 2009, after the market close and has scheduled a conference call with analysts and investors for 5:00 p.m. ET that day. Details are provided below.

Finally, the Company has filed a Form 8-K/A with the Securities and Exchange Commission that includes historical financial results for ColdSpark, a leading provider of enterprise e-mail infrastructure solutions and platforms that the Company acquired on May 13, 2009, as well as a pro forma income statement as if BakBone and ColdSpark had been combined as of April 1, 2008, and other related financial information.

“Our bookings for the fiscal first quarter demonstrate that BakBone got off to a good start in our new fiscal year, and we look forward to discussing our results in more detail on August 13th,” said Jim Johnson, president and chief executive officer, BakBone. “The historical information for ColdSpark and pro forma financial results provide investors with a baseline for measuring the financial progress we expect over time associated with this important acquisition.”

Fiscal First Quarter 2010 Conference Call Information

A conference call to discuss the fiscal first quarter of 2010 financial results and current business developments has been scheduled for August 13, 2009, at 5:00 p.m. ET. The call will be hosted by Jim Johnson, president and CEO of BakBone.

To access the conference call, please dial 800-854-3238; internationally, dial 706-634-9547 (Pass code: 21817719). An audio replay of the call will be available for seven days following the call at 800-642-1687 for U.S. callers or 706-645-9291 for those calling outside the U.S.

The call will also be webcast and can be accessed at www.bakbone.com by clicking on “Company Info” and then “Investor Relations.” The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event.

*	The Company defines bookings as the gross dollars invoiced through the sale of software licenses or technology, maintenance contracts and professional services. The Company utilizes bookings information as an operations measure, but it is not intended to replace U.S. GAAP accounting. Under the ratable revenue recognition method, license bookings are recognized as revenue over the appropriate period (generally three to five years). In general, variations in revenues period-over-period are affected by the amortization of current and prior period license bookings. Accordingly, the Company believes that trends in current and historical bookings are key factors in analyzing its operating results.

About BakBone Software

BakBone Software is a leader in Universal Data Management. This provides a data-centric approach to integrating data protection, centralizing policy management and managing organizations’ messaging infrastructure to optimize performance, increase data availability and improve corporate compliance. Learn more about BakBone’s Universal Data Management vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements including, without limitation, statements regarding anticipated bookings, revenue growth and market developments that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to the following: the anticipated benefits of the Company’s recent acquisitions will not be achieved; the identified pipeline will not result in anticipated revenues; integrations will take longer, cost more or result in more management distraction than anticipated; deteriorating economic and market conditions could lead to reduced spending on information technology products; risks related to the development, implementation and execution of the Company’s Universal Data Management strategic vision; customer acceptance of the Company’s existing and newly introduced products and fee structures; and potential product defects. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the relevant Canadian securities regulators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone®, BakBone Software®, BakBone logo®, and ColdSpark® are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.